EXHIBIT 99.1

Galaxy Gaming Announces Earnings Release Date and Conference Call

LAS VEGAS, Aug. 4, 2010 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCBB:GLXZ), announced today that it will release the Company's financial results for the second quarter ended June 30, 2010 on Tuesday, August 10, 2010, followed by a conference call at 2:30 p.m. PT (5:30 p.m. ET) The call will be accessible by calling (877) 852-6580. The conference call ID is 3094295.

Besides discussing the second quarter's financial and operational results on the conference call, the Company's officers intend to provide updates regarding the Company's newest table games, its Bonus Jackpot System and its Inter-Casino Jackpot Network program. Time will be allotted for questions from participants on the call.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (www.galaxygaming.com), is the world's second largest developer, manufacturer and distributor of casino table games including Lucky Ladies, Texas Shootout, Emperor's Challenge, Deuces Wild and Triple Attack Blackjack. In addition, it develops innovative and enhanced electronic wagering platforms and systems such as its Bonus Jackpot System and its Inter-Casino Jackpot Network.  Galaxy Gaming distributes its products to casinos throughout North America and on cruise ships worldwide.

The Galaxy Gaming, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6569

Safe Harbor

This release may contain certain "forward-looking statements" relating to the Company's business which may be subject to various factors that may cause actual results to be materially different from those described herein as anticipated, estimated, or expected.  The Company disclaims any obligation to update or alter its forward-looking statements.

CONTACT:  Galaxy Gaming
          Robert B. Saucier, CEO
          Andrew Zimmerman, CFO
          702-939-3254
          Fax: 702-939-3255